SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 19, 2006

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road
Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2006, American Greetings Corporation entered into an Underwriting Agreement (the “Underwriting Agreement”), with UBS Securities LLC, J.P. Morgan Securities Inc., and McDonald Investments Inc., as the managing underwriters, in connection with an underwritten public offering (the “Offering”) of $200,000,000 aggregate principal amount of 7 3/8% Senior Notes due 2016 (the “Notes”). The Underwriting Agreement includes indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Offering is expected to be completed on May 24, 2006. Upon completion of the Offering, the Notes will be issued pursuant to the Indenture (defined below) with the following terms:

The Notes will mature on June 1, 2016 and will bear interest at a fixed rate of 7 3/8% per annum, payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2006. The Notes will be our general unsecured obligations. The Notes will rank equally with our other senior unsecured indebtedness and senior in right of payment to all of our obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes will be effectively subordinated to all of our secured indebtedness, including borrowings under our new credit facility, to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future obligations of our subsidiaries that do not guarantee the Notes. On the issue date, none of our subsidiaries will guarantee the Notes.

Except as set forth below, the notes may not be redeemed prior to June 1, 2011. At any time or from time to time on or after June 1, 2011, we, at our option, may redeem the notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Date	Price
2011	103.688%
2012	102.458%
2013	101.229%
2014 and thereafter	100.000%

In addition, at any time prior to June 1, 2011, the notes may also be redeemed or purchased (by American Greetings or any other person) in whole or in part, at our option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess of:

(a) the present value at such Redemption Date of (1) the redemption price of such Note on June 1, 2011 (such redemption price being that described above) plus (2) all required remaining scheduled interest payments due on such Note through June 1, 2011, other than accrued interest to such Redemption Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points per annum discounted on a semi-annual bond equivalent basis, over

(b) the principal amount of such Note on such Redemption Date.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Redemption Date

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(or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 1, 2011; provided, however, that if the period from such Redemption Date to June 1, 2011 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to June 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

At any time or from time to time prior to June 1, 2009, at our option, we may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings (as defined in the Indenture) at a redemption price equal to 107.375% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

Upon the occurrence of any “change of control” (as defined in the Indenture), each holder of Notes will have the right to require us to purchase all of that holder’s Notes for a cash price equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to the date of purchase.

In connection with the Offering, we will enter an Indenture (the “Indenture”) with The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”). The Indenture will provide for the issuance by American Greetings of the Notes. The Indenture will contain certain covenants that, among other things, will limit our ability and the ability of certain of our restricted subsidiaries to:

•	incur additional debt;

•	declare or pay dividends, make distributions on or repurchase or redeem our capital stock;

•	make certain investments;

•	enter in agreements affecting the ability of our restricted subsidiaries to pay dividends;

•	enter into transactions with affiliates;

•	grant or permit liens;

•	sell assets;

•	enter in sale and leaseback transactions; and

•	consolidate, merge or sell all or substantially all of our assets.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the copy of the forms of such documents attached hereto as Exhibits 4.1 and 4.2, and incorporated herein by reference.

The Notes are registered pursuant to the Registration Statement on Form S-3 (File No. 333-134029) that American Greetings filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2006 relating to the public offering from time to time of debt securities of American Greetings pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Registration Statement”). In connection with American Greetings’ filing with the SEC of a definitive prospectus supplement, dated May 19, 2006, and prospectus, dated May 11, 2006, relating to the public offering of the Notes, American Greetings is filing the Underwriting Agreement as Exhibit 1.1 to this Current Report on Form 8-K, which is to be incorporated by reference in its entirety into the Registration Statement. See “Item 9.01 - Financial Statements and Exhibits.”

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

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Item 9.01 Financial Statements and Exhibits.

c) Exhibits.

Exhibit	Description
Exhibit 1.1	Underwriting Agreement, dated as of May 19, 2006, by and among American Greetings Corporation and UBS Securities LLC, J.P. Morgan Securities Inc., and McDonald Investments Inc., as the managing underwriters.

Exhibit 4.1	Form of Trust Indenture between American Greetings Corporation and The Bank of Nova Scotia Trust Company of New York.

Exhibit 4.2	Form of Global Note for the 7 3/8% Senior Notes due 2016 (contained in Exhibit 4.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation (Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President, General Counsel and Secretary

Date: May 22, 2006

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